UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard
6th Floor
Atlanta, Georgia
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in the Fiscal Year

On July 27, 2011, the Board of Directors of the Company approved two amendments to the Company’s Bylaws to add advance notice requirements. The amendment to Article I, Section 1.1 adds advance notice requirements for shareholders to present proposals at the annual shareholders meeting. The amendment to Article II, Section 2.2 adds advance notice requirements for shareholders to nominate persons for election as Directors of the Company. Among other things, these amendments to the Bylaws require a shareholder:

●
to provide notice to the Company not more than one hundred twenty days nor less than ninety days in advance of the anniversary the date of the prior year’s annual proxy statement in order to present a proposal or nominate a director at an annual meeting and to provide notice by the tenth day following notice of a special meeting called for the purpose of electing directors in order to nominate a director at that special meeting; and

●	to provide specified information about the proposal or nominee (including a nominee’s written consent to serve if elected), as well as information about the shareholder and its shareholders.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, as amended, which are attached hereto and filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

	3.1	Bylaws of Ocwen Financial Corporation

	4.1	Bylaws of Ocwen Financial Corporation (Incorporated by reference to Exhibit 3.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

	By:	/s/ John Van Vlack
John Van Vlack
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)

Date: August 1, 2011

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